Exhibit 3.1.1

                                    E-Filed

                                            Colorado Secretary of State
                                            Date and Time:  05/31/2007  11:18 AM
                                            Entity Id:  19891097212
                                            Document number:  20071258770
Document processing fee
 If document is filed on paper           $125.00
 If document is filed electronically     $ 25.00
Fees & forms/cover sheets
 are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

                                                Above space for office use only

                             Articles of Amendment
         filed pursuant to ss.7-90-301, et seq. and ss. 7-110-106 of the
                       Colorado Revised Statutes (C.R.S.)

ID Number:                              19891097212
                                        ----------------------------------------

1.  Entity name:                        BIRCH BRANCH, INC.
                                        ----------------------------------------
                                        If changing the name of the corporation, indicate name BEFORE he name change)

2.  New Entity name:
                                        ----------------------------------------

3.  Use of Restricted Words: (if any of these
    terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):
                              [ ] "bank" or "trust" or any derivative thereof
                              [ ] "credit union"     [ ] "savings and loan"
                              [ ] "insurance", "casualty", "mutual", or "surety"


4.  Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.  If the corporation's period of duration
    as amended is less than perpetual, state
    the date on which the period of duration
    expires:                                    -------------------------------
                                                      (mm/dd/yyyy)

    OR

    If the corporation's period of duration as amended is perpetual,
    mark this box:   [X]

7.  (Optional)  Delayed effective date: 06/04/2007  12:00 AM
                                        ----------------------
                                           (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity


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This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.


Name(s) and address(es) of the
individual(s) causing the document
to be delivered for filing:          Mathis           Earnest
                                     -------------------------------------------
                                     (Last)          (First)      (Middle)

                                     2560 W. Main Streeteen Cir
                                     -------------------------------------------
                                     (Street name and number or P.O. information

                                     Suite 200
                                     -------------------------------------------

                                     Littletonc       CO             80120
                                     -------------------------------------------
                                      (City)        (State)        (Zip code)

                                                                 United States
                                     -------------------------------------------
                                     (Province-if applicable)(Country-if not US)


(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box [ ] and include an attachment stating the name and address of such individuals)

Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.





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NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed Consequently, no copy of a paper document is available regarding this document. Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.


Click the following links to view attachments

Attachment 1
------------
Change of Authorized Shares of Common Stock




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                                  ATTACHMENT TO

                           ARTICLES OF INCORPOATION TO

                               BIRCH BRANCH, INC.


The following is an attachment to the Articles of Amendment to Birch Branch, Inc.

         Article V is amended by adding a new subsection at the end of Articles V as follows:

                  "4. All issued and outstanding shares of Common Stock, no par value per share (the "Split Common Stock"), shall be and hereby are automatically combined and reclassified (the "Reverse Split"), such that each three shares of Split Common Stock shall be combined and reclassified as one share of issued and outstanding Common Stock, no par value per share ("New Common Stock"). The Corporation shall not issue fractional shares on account of the Reverse Split. Any fractional share resulting from such change shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent bargained for consideration.

                  The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Split Common Stock in exchange for certificates representing Split Common Stock in exchange for certificates representing Split Common Stock. Certificates representing shares of Split Common Stock are hereby canceled and shall represent only the right of holder thereof to receive New Common Stock."

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